Contract Specifications, Riders

[Fixed Account Rider:

Initial Minimum Fixed Account Nonforfeiture Rate: [1.00]%

Nonforfeiture Purchase Payment Factor: [87.5]%

Nonforfeiture Assumed Annual Charge: $[50]

Guaranteed Minimum Interest Rate: [1.00%]

Effective Interest Rate at Issue: [1.250%]

Guarantee Period: [1 year]

Rate Lock Period: [60 days]

[Enhanced Dollar Cost Averaging (EDCA) Account Rider

[Effective Interest Rate at Issue: [1.250%]]

Minimum Transfer Amount: [$300]

[EDCA Election: [6 months]]

[EDCA Frequency: [Monthly]]

[Rate Lock Period: [60 days]]

[Guaranteed Minimum Interest Rate: [1.00%]]

[Nursing Home Waiver Rider:

Nursing Home Waiver Annuitant Issue Age: [80]

Nursing Home Waiver Confinement Period: [30 days]

Nursing Home Waiver Discharge Period: [90 days after discharge date]

Nursing Home Waiver Benefit Waiting Period: [1 year]]

[Return of Purchase Payment Death Benefit Rider]

[Free Withdrawal Rider

Free Withdrawal Percentage: [10]%]

[Spousal Continuation Rider

Maximum Spousal Continuation Election Period: [[28th] day after Proof of Death]

Form ICC25-VA-RDR	AuguStar Life Insurance Company	Page [1]

Contract Specifications, Riders, continued

Form ICC25-VA-RDR	AuguStar Life Insurance Company	Page [2]

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Form ICC25-VA-RDR	AuguStar Life Insurance Company	Page [3]